Exhibit 99.9

PROXY
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF
TOTTENHAM ACQUISITION I LIMITED
TO BE HELD ON [*], 2020

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of Tottenham Acquisition I Limited, a British Virgin Islands company (“Tottenham”), hereby appoints Jason Ma (the “Proxy”), with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all ordinary shares, par value $0.0001 per share, of Tottenham (the “Ordinary Shares”) which the undersigned may be entitled to vote at the extraordinary general meeting of shareholders of Tottenham to be held on [*], 2020 at 10:00 a.m., Hong Kong Time, and at any adjournments or postponements thereof. Due to the COVID-19 pandemic, Tottenham will be holding the Extraordinary General Meeting via teleconference using the following dial-in information:

US Toll Free	1-888-433-2831
International Toll	1-719-955-2379
Participant Passcode	441090

Such Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PRELIMINARY COPY – NOT FOR USE

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 17.

PROPOSAL 1:	Reincorporation Proposal –To approve the merger of Tottenham with and into Chelsea Worldwide Inc. or PubCo, its wholly owned Delaware subsidiary, with PubCo surviving the merger. The merger will change Tottenham’s place of incorporation from British Virgin Islands to Delaware. We refer to the merger as the Reincorporation Merger. The Reincorporation Merger will be effected simultaneously with the Acquisition Merger (as defined below) and therefore the Reincorporation Merger Proposal and the Acquisition Merger Proposal are dependent upon each other.

☐ FOR	☐ AGAINST	☐ ABSTAIN

CHARTER PROPOSALS – To consider and vote upon the following material differences between the current amended and restated memorandum and articles of association of Tottenham and the new proposed new certificate of incorporation (the “Certificate of Incorporation”) of PubCo that will be in effect upon the closing of the Business Combination:

PROPOSAL 2:	To authorize PubCo to issue 101,000,000 shares, consisting of 1,000,000 shares of Preferred Stock and 100,000,000 shares of common stock.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 3:	To require an affirmative vote of at least 66 2/3% of the total voting power of the then-outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class, in order to amend, alter, repeal or rescind certain provisions of the Certificate of Incorporation regarding amendment of the bylaws, structure of the board of directors, eliminating written consents of stockholders and calling meetings of the stockholders, limiting liability and providing indemnification of directors, corporate opportunities, severability of the provisions of the Certificate of Incorporation and amendment of the foregoing provisions.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 4:	To require an affirmative vote of either a majority of the board of directors or at least a majority of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class; to amend the bylaws; provided that an affirmative vote of at least 66 2/3% of the total voting power of all the then-outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class, in order for the stockholders to alter, amend, repeal or rescind, in whole or in part, any provision of Article I, Article II or Article IV of PubCo’s bylaws, regarding rights and actions of stockholders, rights and procedures of the board of directors, and indemnification rights and processes, or to adopt any provision inconsistent therewith.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 5:	To approve that PubCo’s board of directors to be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 6:

To provide for (ii) the election of director by the affirmative vote of at least a plurality of the total voting power of all the then-outstanding shares of stock of PubCo entitled to vote generally in the election of directors (other than those directors elected by the holders of any series of Preferred Stock, who shall be elected pursuant to the terms of such Preferred Stock); and (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, by the sole remaining director.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 7:

To provide for the removal of directors with cause by the affirmative vote of at least 66 2/3% of the total voting power of all the then outstanding shares of stock of PubCo entitled to vote generally in the election of directors, voting together as a single class (other than those directors elected by the holders of any series of Preferred Stock, who shall be removed pursuant to the terms of such Preferred Stock).

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 8:	To provide that special meetings of the stockholders of PubCo may be called only by or at the direction of the board of directors of PubCo, the chairman of the board of directors of PubCo, or the chief executive officer of PubCo.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 9:	To provide that actions of stockholders must be taken at a duly called annual or special meeting of stockholders and may not be effected by written consent unless such action is recommended or approved by all members of the board of directors then in office.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 10:	To elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, to provide that as long as PubCo’s common stock is registered under Section 12(b) or 12(g) of the Exchange Act, PubCo is prohibited from engaging in any business combination (as defined in PubCo’s Certificate of Incorporation) with any interested stockholder (as defined in PubCo’s Certificate of Incorporation) for a period of three years following the time that such stockholder becomes an interested stockholder unless certain requirements are met.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 11:	To waive corporate opportunities for the non-employee directors of PubCo.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 12:	To provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims and that for claims made under the Exchange Act and, to the fullest extent permitted by law, claims made under the Securities Act of 1933, as amended, the claim must be brought in federal district court.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 13:	To eliminate various provisions applicable only to blank check companies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 14:	Acquisition Merger Proposal – To approve the authorization for PubCo’s board of directors to complete the merger of Creative Worldwide Inc. or Merger Sub into Clene Nanomedicine, Inc. or Clene, resulting Clene becoming a wholly owned subsidiary of PubCo. We refer to the merger as the Acquisition Merger. The Reincorporation Merger will be effected simultaneously with the Acquisition Merger and therefore the Reincorporation Merger Proposal and the Acquisition Merger Proposal are dependent upon each other.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 15:	Incentive Plan Proposal – To approve PubCo’s 2020 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 16:	ESPP Proposal – To approve PubCo’s 2020 Employee Stock Purchase Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL 17:	Business Combination Adjournment Proposal – To approve the adjournment of the extraordinary general meeting in the event Tottenham does not receive the requisite shareholder vote to approve the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXY IS AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Extraordinary General Meeting of Shareholders by giving written notice of such revocation to the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders or by filing with the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Extraordinary General Meeting of Shareholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Extraordinary General Meeting of Shareholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below o

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date
Address

Signature of Shareholder	Date
Address

Note:  Please sign exactly as your name or names appear on this proxy. When Ordinary Shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

PRELIMINARY COPY – NOT FOR USE

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